As filed with the Securities and Exchange Commission on December 21, 2004.

                                                    REGISTRATION NO. 333-_______

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              DELTA AIR LINES, INC.
      --------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           DELAWARE                                    58-0218548
 --------------------------------           ----------------------------------
 (State or other jurisdiction of            (I.R.S. Employer Identification No.)
  incorporation or organization)

Hartsfield-Jackson Atlanta International Airport, Atlanta, Georgia      30320
--------------------------------------------------------------------------------
           (Address of Principal Executive Offices)                   (Zip Code)

                      DELTA 2004 EMPLOYEE STOCK OPTION PLAN
                       DELTA 2004 PILOTS STOCK OPTION PLAN
                      -------------------------------------
                            (Full title of the plans)

                             Gregory L. Riggs, Esq.
       Senior Vice President - General Counsel and Chief Corporate Affairs
                          Officer Delta Air Lines, Inc.
                                  P.O Box 20706
                          Atlanta, Georgia 30320-6001
       --------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (404) 715-2611
          ----------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

               ---------------------------------------------------

                                      CALCULATION OF REGISTRATION FEE
===========================================================================================================
  Title of                                       Proposed             Proposed maximum         Amount of
securities to             Amount to be       maximum offering        aggregate offering       registration
be registered             registered  (1)     price per share              price                  fee
===========================================================================================================
Common Stock, par
value $1.50 per share,    62,243,025 shares     $ 6.30 (2)             $ 392,131,058 (2)       $ 46,154
and related rights            96,975 shares     $7.63  (3)             $     739,920 (3)       $     87
-----------------------------------------------------------------------------------------------------------
                  TOTAL   62,340,000 shares                            $ 392,870,978           $ 46,241
===========================================================================================================

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate number of shares of Common Stock which may become issuable by reason of applicable anti-dilution provisions pursuant to the Delta 2004 Employee Stock Option Plan and the Delta 2004 Pilots Stock Option Plan.

(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) under the Securities Act on the basis of the price at which the Stock Options may be exercised.

(3) Estimated solely for purposes of computing the registration fee pursuant to Rule 457(h) under the Securities Act on the basis of the average of the high and low prices per share of Common Stock of Delta as reported on the New York Stock Exchange composite transaction listing on December 16, 2004.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Delta 2004 Delta Employee Stock Option Plan and the 2004 Pilots Stock Option Plan (the "Plans") as specified by Rule 428(b)(1) under the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of
Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed or to be filed by Delta Air Lines, Inc. ("Delta" or the "Company") with the Securities and Exchange Commission are hereby incorporated by reference into this registration statement as of their respective dates:

        o The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (except for Item 6, Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations--Business Environment," "--Results of Operations--2003 Compared to 2002" and "--Results of Operations--2002 Compared to 2001" and Item 8 of such report);

        o Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2004, June 30, 2004 and September 30, 2004; and

        o Current Reports on Form 8-K filed on February 3, 2004, April 16, 2004, May 19, 2004 (two such reports were filed on this date), July 2, 2004, July 13, 2004, July 30, 2004, August 18, 2004 (two
                such reports were filed on this date), September 8, 2004, September 15, 2004 (which includes updated Item 6, Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations--Business Environment," "--Results of Operations--2003 Compared to 2002" and "--Results of Operations--2002 Compared to 2001" and Item 8 of the Annual Report on Form 10-K for the fiscal year ended December 31,
                2003), September 16, 2004, September 28, 2004, October 15, 2004,
                October 25, 2004, October 26, 2004, October 28, 2004, November 1, 2004, November 3, 2004, November 19, 2004, November 23, 2004,
                November 24, 2004, December 1, 2004, December 2, 2004 and December 6, 2004.

        o "Description of Capital Stock" contained in the Company's Form S-1 Registration Statement (File No. 333-121473), filed under
                Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including all amendments and reports filed for the purpose of updating such description.

        All documents filed by Delta pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and before the filing of a post-effective amendment to this registration statement that indicates that all securities registered hereunder have been sold or that deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents (other than current reports containing information furnished, as opposed to filed, on Form 8-K). Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        The legality of the shares of Common Stock has been passed upon for the Company by Leslie P. Klemperer, Esq., Vice President - Deputy General Counsel & Secretary of the Company. At October 30, 2004, Mr. Klemperer beneficially owned 9,857 shares of Common Stock of the Company; had options to purchase 37,652 shares of Common Stock of the Company under Delta's 2000 Performance Compensation Plan; 18,400 stock appreciation rights under Delta's 2000 Performance Compensation Plan, the value of which is based on the Common Stock of the Company; and beneficially owned 1,542.144 shares of Common Stock and
239.360 shares of Series B ESOP Convertible Preferred Stock of the Company under the Delta Family-Care Savings Plan.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of Delta. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Delta's Certificate of Incorporation provides for indemnification by Delta of any of its directors, officers or employees to the fullest extent permitted by the Delaware General Corporation Law against all expenses, liability and loss incurred in connection with any action, suit or proceeding in which any such person may be involved by reason of the fact that he or she is or was a director, officer or employee.


        Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Delta's Certificate of Incorporation provides for such limitation of liability.


        Delta maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to Delta with respect to payments which may be made by Delta to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8.  EXHIBITS.

See Exhibit Index

ITEM 9.  UNDERTAKINGS.

        (a)     The undersigned Company hereby undertakes:

                (1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

                        (i) to include any prospectus required by Section
                10(a)(3) of the Securities Act;

                        (ii) to reflect in the prospectus any facts or events
                arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                        (iii) to include any material information with respect
                to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                provided, however, that paragraphs (i) and (ii) above do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Delta pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Delta's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Delta pursuant to the foregoing provisions, or otherwise, Delta has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Delta of expenses incurred or paid by a director, officer or controlling person of Delta in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered Delta will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, Delta certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, and the State of Georgia, on the 17th day of December, 2004.

                                             DELTA AIR LINES, INC.



                                             By:  /S/ MICHAEL J. PALUMBO
                                                  ----------------------------
                                                  Michael J. Palumbo
                                                  Executive Vice President and
                                                  Chief Financial Officer

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below on the day of December, 2004, by the following persons on behalf of Delta and in the capacities indicated.

SIGNATURE                                                   TITLE

                   *                               Chairman of the Board
-------------------------------------
John F. Smith, Jr.

                   *                               Director
-------------------------------------
Edward H. Budd

                   *                               Director
--------------------------------------
David R. Goode

                    *                              Director and
--------------------------------------             Chief Executive Officer
Gerald Grinstein                                   (Principal Executive Officer)

                    *                              Director
-------------------------------------
Karl J. Krapek


                   *                               Director
-------------------------------------
Paula Rosput Reynolds

                   *                               Director
-------------------------------------
Joan E. Spero

                   *                               Director
-------------------------------------
Larry D. Thompson

                   *                               Director
-------------------------------------
Kenneth B. Woodrow

/s/Michael J. Palumbo                              Executive Vice President and
-------------------------------------              Chief Financial Officer
Michael J. Palumbo                                 (Principal Financial Officer
                                                   and Principal Accounting
                                                   Officer)


*By: /s/ Michael J. Palumbo                        Attorney-In-Fact
    ---------------------------------
         Michael J. Palumbo

                                  EXHIBIT INDEX

Exhibit No.                      Description of Exhibits
-----------                      -----------------------

 4.1 Delta's Certificate of Incorporation (Filed as Exhibit 3.1 to Delta's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998).*

 4.2 Delta's By-Laws (Filed as Exhibit 3.2 to Delta's Annual Report on Form 10-K for the fiscal year ended December 31, 2003).*

4.3 Rights Agreement dated as of October 24, 1996, between Delta and First Chicago Trust Company of New York, as Rights Agent, as amended by Amendment No. 1 thereto dated as of July 22, 1999 (Filed as Exhibit 1 to Delta's Form 8-A/A Registration Statement dated November 4, 1996, and Exhibit 3 to Delta's Amendment No. 1 to Form 8-A/A Registration Statement dated July 30, 1999).*

 5              Opinion of Leslie P. Klemperer, Esq.

15 Letter from Deloitte & Touche LLP regarding unaudited interim financial information.

23.1            Consent of Leslie P. Klemperer, Esq. (included in Exhibit 5).

23.2            Consent of Deloitte & Touche LLP.

24              Powers of Attorney.









----------

* Incorporated herein by reference.